UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): December 20, 2011

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2011 our President, Chief Executive Officer, Interim Chief Financial Officer and Chairman, Marvin S. Hausman, M.D., and Philip Sobol, M.D., a director, entered into an amendment to the Promissory Note dated December 30, 2009 pursuant to which Drs. Hausman and Sobol loaned an aggregate principal amount of $50,000 to Total Nutraceutical Solutions, Inc. (TNS) at an interest rate of 6% per annum with a maturity date of December 31, 2011.  Under the amendment the maturity date of the Promissory Note was extended for two years to December 31, 2013.  In return for the extension of the maturity date, each of Dr. Hausman and Dr. Sobol were issued a five year common stock purchase warrant to purchase one million shares of common stock at an exercise price of $0.06 per share.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description in Item 1.01 of the amendment of the Promissory Note dated December 30, 2009 which was entered into on December 20, 2011.  The terms of the original Promissory Note remain unchanged except for the extension of the maturity date from December 31, 2011 to December 31, 2013.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 19, 2011 TNS held its annual meeting of shareholders.  The three incumbent directors were re-elected and the following proposals were approved by the shareholders at the meeting:  ratification of the appointment of Peterson Sullivan LLC as the independent auditors for the fiscal year ending December 31, 2011, ratification of the amendment of the Amended and Restated Certificate of Incorporation to change the corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc., ratification of the authorization of a 1:10 reverse stock split, and an approval of the creation of a wholly owned subsidiary named Total Nutraceutical Solutions, Inc.  The actual vote tallies for each director and for each proposal are as follows:

Proposal #1: The election of Marvin S. Hausman, M.D., Philip Sobol, M.D. and Elliot A. Shelton, Esq. to serve on the Board of Directors:

Nominee	Total Votes For All Nominees	Total Votes Withheld From All Nominees
Marvin S. Hausman, M.D.	36,576,989	4,159,250
Philip A. Sobol, M.D.	36,226,989	4,509,250
Elliot A. Shelton, Esq.	36,576,989	4,509,250

Proposal #2: Ratification of the appointment of Peterson Sullivan, LLC. as our independent auditors for the fiscal year ending December 31, 2011:

Total Votes For	Total Votes Against	Abstained
40,375,339	0	360,900

Proposal #3:  Ratification of the amendment of the Amended and Restated Certificate of Incorporation to change the corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc.:

Total Votes For	Total Votes Against	Abstained
39,866,828	851,900	9,011

Proposal #4:  Ratification of the authorization of a 1:10 reverse stock split:

Total Votes For	Total Votes Against	Abstained
39,691,557	369,682	666,500

Proposal #5:  Approval of the creation of a wholly owned subsidiary named Total Nutraceutical Solutions, Inc.:

Total Votes For	Total Votes Against	Abstained
40,353,598	350,900	23,243

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit #	Description
10.1	Amendment No. 1 to Promissory Note Hausman/Sobol dated December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: December 23, 2011	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO